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                                                                    EXHIBIT 21.1

                        SYKES ENTERPRISES, INCORPORATED
                              LIST OF SUBSIDIARIES

As of December 31, 2000, the Registrant directly or indirectly owned the following subsidiaries. Certain subsidiaries, which in the aggregate do not constitute significant subsidiaries, may be omitted.

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
Sykes Realty, Inc.                                                United States
Sykes Financial Services, Inc.                                    United States
Sykes Enterprises Delaware, Inc.                                  United States
Sykes Enterprises -- South Africa, Inc.                           United States
Sykes Enterprises Incorporated, S.L                               Spain
Sykes Enterprises of Canada, Inc.                                 Canada
Sykes Latin America, S.A.                                         Costa Rica
SEI Technical Services, Ltd.                                      United Kingdom
CompuHelpline                                                     United States
McQueen International Incorporated                                United States
  Sykes E-Commerce, Incorporated                                  United States
Sykes Enterprises Incorporated Holdings B.V                       The Netherlands
  Sykes Enterprises Incorporated BV                               The Netherlands
    Sykes Enterprises Istanbul Limited Sirket                     Turkey
    Sykes Information Technology China (Shanghai) Co. Ltd.        Peoples Republic of China
    Sykes Enterprises Italy S.r.L                                 Italy
    Sykes Enterprises, Inc. Kft. Budapest                         Hungary
    Sykes Central Europe Kft                                      Hungary
Sykes Datasvar Support AB                                         Sweden
  Twin Point AB                                                   Sweden
Sykes Holdings of Belgium B.V.B.A                                 Belgium
  Sykes Belgium N.V. (f/k/a Translation, Fulfillment &
    Communication, N.V. ("Traffic")                               Belgium
Sykes Enterprises GmbH                                            Germany
  Sykes Enterprises Support Services B.V. & Co. KG                The Netherlands
  Sykes Enterprises Verwaltungs und Management GmbH               Germany
  Sykes Verwaltungesellschaft mgH                                 Germany
  Sykes Enterprises Management GmbH                               Germany
  Sykes Enterprises Verwaltungs und Beteiligungsgellschaft
    mbH                                                           Germany
  Sykes Enterprises Bochum GmbH & Co. KG                          Germany
    Sykes Enterprises Wilhemslaven GmbH & Co. KG                  Germany
    TST Tele Service Team, GmbH                                   Germany
    T.O.P. Teleshopping, GmbH                                     Germany
  Sykes Enterprises Esslingen GmbH & Co. KG                       Germany
  Sykes Enterprises Hamburg Hannover GmbH & Co. KG                Germany
McQueen International Limited                                     Scotland
  McQueen Europe Limited                                          Scotland
    Sykes Netherlands B.V                                         The Netherlands
       McQueen Skandinavian AB                                    Sweden
       McQueen International B.V                                  The Netherlands
       Sykes Asia Inc.                                            The Philippines
       Sykes France S.A. (f/k/a McQueen France S.A.)              France
  Sykes Europe Limited                                            Scotland
       McQueen Graphics Limited                                   Scotland
       Link Network Limited                                       Scotland
       Printsoft Limited                                          Scotland
       McQueen ESOT Trustees Limited                              Scotland
       McQueen Direct Limited                                     Scotland
       McQueen Integrated Manufacturing Services Limited          Scotland
  Sykes Canada Corporation (f/k/a Oracle Service Networks
    Corporation)                                                  Canada
    Clinidata Corporation (f/k/a Health Information Company
       of Canada, Inc.)
    1145575 Ontario Ltd.                                          Canada
    248 Pall Mall (London) Inc.                                   Canada
       Station Park Fitness Club Inc.                             Canada
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